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                                                              EXHIBIT NO. 99.14

                                   MFS FUNDS
         AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3(D) UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

             EFFECTIVE SEPTEMBER 6, 1996, AS AMENDED AND RESTATED:

                                August 15, 2003

                 January 25, 2005 (Addition of R Share Classes)

                  January 24, 2006 (Addition of W Share Class)

               April 25, 2006 (Addition of Voluntary Conversion)

                   June 25, 2006 (Addition of Methodology for

          Allocating Income, Realized Gains and Losses and Dividends)

             October 25, 2006 (Addition of A1 and B1 Share Classes)

                             EXHIBIT A, AS REVISED:

                July 26, 2005 (Addition of MFS Series Trust XII)
       April 25, 2006 (Addition of MFS Diversified Income Fund, series of MFS Series Trust XIII (formerly MFS Government Securities Fund))
             July 26, 2006 (Addition of MFS Sector Rotational Fund)
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                                   MFS FUNDS
         AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3(D) UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

Effective September 6, 1996, as amended and restated August 15, 2003, as amended and restated January 25, 2005, as amended and restated January 24, 2006, as amended and restated April 25, 2006, as amended and restated June 25, 2006, as amended and restated October 25, 2006.

         This Plan relating to Multiple Classes of Shares (the "Plan") has been adopted by each of the registered investment companies (the "Trust" or "Trusts"), identified on behalf of its various series from time to time on Exhibit A hereto, severally and not jointly, pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"), and sets forth the methodology for allocating income, gains and losses and expenses among the classes of shares representing interests in the same portfolio issued by the Trusts under a multiple distribution arrangement and the conversion and exchange feature, if any, of each such class of shares (the "Multiple Distribution System").

A.       THE TRUSTS AND FUNDS

         Each Trust is an open-end management investment company registered under the 1940 Act, some consisting of multiple investment portfolios or series, each of which has separate investment objectives and policies and segregated assets (the "Fund" or "Funds").

         Each Trust (if it has no series) and each Trust on behalf of each Fund (if it has series) has entered into an investment advisory agreement with Massachusetts Financial Services Company or an affiliate thereof ("MFS") pursuant to which MFS, subject to the general supervision of the Board of Trustees of the Trust, provides portfolio management services. Each Trust has also entered into an administrative services agreement with MFS pursuant to which MFS provides financial operations, legal and other administrative services to each Fund. Each Trust has also entered into a distribution agreement with MFS Fund Distributors, Inc. ("MFD") to provide certain distribution services for each Fund, pursuant to which MFD acts as each Fund's distributor. Certain Funds have adopted a distribution plan (a "Rule 12b-1 Plan") with respect to one or more of such Funds' share classes in accordance with Rule 12b-1 under the 1940 Act. Transfer agency and recordkeeping functions are provided to each Fund by MFS Service Center, Inc. ("MFSC") pursuant to a shareholder servicing agent agreement. Certain Trusts, on behalf of certain of their series which offer 529 share classes, have entered (or intend to enter) into one or more agreements with MFD pursuant to which MFD or a third party receives compensation from the Funds in recognition of the rendering of administrative services relating to qualified tuition programs established in accordance with Section 529 of the Internal Revenue Code through which the 529 share classes are sold. Certain Trusts, on behalf of certain of their series which offer Class R1, Class R2, Class R3, Class R4 and Class R5 shares, have entered into an agreement with MFS pursuant to which MFS or a third party receives compensation from the Funds in recognition of the rendering of administrative and recordkeeping services relating to retirement plans which invest in Class R1, Class R2, Class R3, Class R4 and Class R5 shares.

B.       SHARE CLASSES

         The Funds offer Class A, Class B, Class C, Class 529A, Class 529B, Class 529C, Class I, Class R, Class R1, Class R2, Class R3, Class R4, Class R5, Class W and Class J shares as specified in the Rule 12b-1 Plan. Class 529A, Class 529B and Class 529C shares have identical characteristics for purposes of this Rule 18f-3 Plan as the corresponding Class A, Class B and Class C shares. Class A1 and Class B1 shares have identical characteristics for purposes of this Rule 18f-3 plan as the corresponding Class A and Class B shares. Therefore, unless noted otherwise, references in this 18f-3 Plan to Class A, Class B and Class C shares will refer to the corresponding Class 529A, Class 529B, Class 529C, Class A1 and Class B1 shares.

C.       THE MULTIPLE DISTRIBUTION SYSTEM

         Under the Multiple Distribution System, each Fund may provide investors with the option of purchasing shares: (1) with a front-end sales load (except sales of $1 million or more and purchases by certain retirement plans, which are subject to a contingent deferred sales charge ("CDSC")) which may vary among Funds and, in some cases, a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan ("Class A shares"); (2) without a front-end sales load, but subject to a CDSC as well as a distribution fee and/or a service fee pursuant to a Rule 12b-1 Plan ("Class B shares"); (3) without a front-end load, but subject to a CDSC, (which may differ from the CDSC applicable to Class B shares) as well as a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan ("Class C shares"); (4) without a front-end load or CDSC and without a distribution or service fee pursuant to a Rule 12b-1 plan ("Class I and Class R5 shares"); (5) without a front-end load or CDSC but with a distribution and/or service fee pursuant to a Rule 12b-1 plan ("Class R, Class R1, Class R2, Class R3, Class R4 and Class W shares"); (6) with a front-end sales load and a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan ("Class J shares"). Some of the Funds presently offer only certain of these classes of shares to investors. This Plan shall apply to the classes of shares of each Fund only to the extent each Trust has designated particular classes of shares for that Fund. The Funds may from time to time create one or more additional classes of shares, the terms of which may differ from the Class A shares, Class B shares, Class C shares, Class I shares, Class R shares, Class R1 shares, Class R2 shares, Class R3 shares, Class R4 shares, Class R5 shares, Class W and Class J shares described below. In addition, MFS may elect to waive all or a portion of any front-end sales load, CDSC, distribution or service fee assessed with respect to any class of shares of any Fund to the extent permitted by applicable law.

         1.   Class A Shares

              Class A shares are offered to investors at net asset value plus a front-end sales load (except for certain sales, which are subject to a CDSC). The sales load is at rates competitive in the industry and is subject to reduction for larger purchases and under a right of accumulation or a letter of intention. In accordance with Section 22(d) of the 1940 Act, the front-end sales load is waived for certain types of investors or in connection with certain classes of transactions. Class A shareholders are assessed an ongoing service fee and/or distribution fee under a Rule 12b-1 Plan based upon a percentage of the average daily net asset value of the Class A shares. Proceeds from the front-end load, service fee and distribution fee are used by MFD primarily to pay initial commissions, ongoing service fees and certain distribution-related expenses, respectively. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. Class 529A shares pay an administrative service fee to MFD.

         2.   Class B Shares

              Class B shares are offered to investors at net asset value without the imposition of a sales load at the time of purchase. However, an investor's proceeds from a redemption of Class B shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and retained by MFD. The amount of any applicable CDSC will be based upon the lower of the net asset value at the time of purchase or at the time of redemption as required by Rule 6c-10 under the 1940 Act. Class B shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (1) reinvestment of dividends or capital gain distributions, (2) shares redeemed after a defined period of time, or (3) increases in the value of an account due to capital appreciation. Class B shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Class B shares that are outstanding for a specified period of time will convert to Class A shares of the Fund. See "Conversion Features" below. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. Class 529B shares pay an administrative services fee to MFD.

         3.   Class C Shares

              Class C shares are offered to investors at net asset value without the imposition of a front-end sales load. Class C shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. In addition, an investor's proceeds from a redemption of Class C shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and retained by MFD. Class C shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (i) reinvestment of dividends or capital gains distributions, (ii) shares redeemed after a defined period of time, or (iii) increases in the value of an account due to capital appreciation. Class C shares differ from Class B shares in that (i) the Class C shares would be subject to a lower CDSC than the Class B shares
              (ii) the CDSC would be imposed on the Class C shares for a shorter period of time than the Class B shares and (iii) Class C shares do not convert to any other class of shares. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. Class 529C shares pay an administrative services fee to MFD.

         4.   Class I Shares

              Class I shares are offered to certain investors at net asset value without the imposition of a front-end load or a CDSC and without a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan.

         5.   Class R, Class R1, Class R2, Class R3, Class R4 and Class R5
              Shares

              Class R, Class R1, Class R2, Class R3, Class R4 and Class R5 shares are offered principally to retirement plans and other tax-deferred vehicles at net asset value without the imposition of a front-end load or CDSC. Class R, Class R1, Class R2, Class R3 and Class R4 shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Amounts payable under the Rule 12b-1 Plan are subject to such limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. Class R5 shares are offered without a distribution or service fee pursuant to a Rule 12b-1 Plan. Class R1, Class R2, Class R3, Class R4 and Class R5 shares pay an administrative services fee to MFS in recognition of the rendering of administrative and record keeping services to the retirement plans which invest in these share classes.

         6.   Class W Shares

              Class W shares are offered to certain investors at net asset value without the imposition of a front-end load or a CDSC. Class W shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Amounts payable under the Rule 12b-1 Plan are subject to such limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect. and without a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan.

         7.   Class J Shares

              Class J shares are offered exclusively to investors in country-regionplaceJapan at net asset value plus a front-end sales load. The sales load is at rates competitive for investment products offered to retail investors in country-regionplaceJapan. In accordance with Section 22(d) of the 1940 Act, the front-end sales load may be waived for certain types of investors or in connection with certain classes of transactions. Class J shareholders are assessed an ongoing service fee and/or distribution fee under a Rule 12b-1 Plan based upon a percentage of the average daily net asset value of the Class J shares. Proceeds from the front-end load service fee and distribution fee are used by MFD primarily to pay initial commissions, ongoing service fees and certain distribution-related expenses, respectively. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

D. INCOME, REALIZED GAINS AND LOSSES, UNREALIZED APPRECIATION AND DEPRECIATION AND EXPENSES:

         1. Permissible Methods of Allocating Income, Realized Gains and Losses, Unrealized Appreciation and Depreciation and Expenses

              (a) Income, realized gains and losses, unrealized appreciation and depreciation, and expenses of a Fund not allocated to a particular class ("Fundwide Expenses") shall be allocated based on one of the following methods (which method shall be applied on a consistent basis):

                  (i) To each class based on the net assets of that class in relation to the net assets of the Fund ("relative net assets");

                  (ii) To each class based on the Simultaneous Equations Method (as defined below);

                  (iii) To each class based on the Settled Shares Method (as defined below), provided that the Fund is a Daily Dividend Fund (as defined below) (such a Fund may allocate income and Fundwide Expenses based on the Settled Shares Method (as defined below) and realized gains and losses and unrealized appreciation and depreciation based on relative net assets);

                  (iv) To each share without regard to class, provided that the Fund is a Daily Dividend Fund (as defined below) that maintains the same net asset value per share in each class; that the Fund has received undertakings from its investment adviser, underwriter, or any other provider of services to the Fund, agreeing to waive or reimburse the Fund for payments to such service provider by one or more classes, as allocated under Rule 18f-3(a)(1), to the extent necessary to assure that all classes of the Fund maintain the same net asset value per share; and that payments waived or reimbursed under such an undertaking may not be carried forward or recouped at a future date; or

                  (v) To each class based on any other appropriate method, provided that a majority of the Trustees of the relevant Trust, and a majority of the Trustees who are not "interested persons" of the Trust ("Disinterested Trustees"), determine that the method is fair to the shareholders of each class and that the annualized rate of return of each class will generally differ from that of the other classes only by the expense differentials among the classes.

              (b) For purposes of this Policy:

                  (i) Daily Dividend Fund means any Fund that has a policy of declaring distributions of net investment income daily, including any money market fund that determines net asset value using the amortized cost method permitted by Rule 2a-7;

                  (ii) Fundwide Expenses means expenses of the Fund not allocated to a particular class under Rule 18f-3(a)(1);

                  (iii) The Settled Shares Method means allocating to each
                        class based on relative net assets, excluding the value of subscriptions receivable; and

                  (iv) The Simultaneous Equations Method means the simultaneous allocation to each class of each day's income, realized gains and losses, unrealized appreciation and depreciation, and Fundwide Expenses and reallocation to each class of undistributed net investment income, undistributed realized gains or losses, and unrealized appreciation or depreciation, based on the operating results of the Fund, changes in ownership interests of each class, and expense differentials between the classes, so that the annualized rate of return of each class generally differs from that of the other classes only by the expense differentials among the classes.

         2.   Allocation Methodology

         Under the Multiple Distribution System, all income, realized gains and losses, unrealized appreciation and depreciation and expenses incurred by a Fund (other than expenses incurred solely on behalf of a particular class) are borne proportionately by each class of shares in accordance with the methodology set forth on Exhibit B hereto, except for the different (i) distribution and service fees (and any other costs relating to implementing the Rule 12b-1 Plan or an amendment to such Plan including obtaining shareholder approval of the Rule 12b-1 Plan or an amendment to such Plan); (ii) printing and postage expenses that are attributable to a class; and (iii) administration and certain other fees attributable to a class, which will be borne directly by each respective class.

         3.   Approval of Allocation Methodology

         The allocation methodology set forth on Exhibit B hereto shall be approved initially by a vote of a majority of the Disinterested Trustees. No material amendment may be made to the allocation methodology without the approval of a majority of the Trustees, including a majority of the Disinterested Trustees.

E.       CONVERSION FEATURES

         1.   Automatic Conversions

         A.   Conversion of Class B shares

              Except for Class B shares of a Fund exclusively offered for sale in Japan, a shareholder's Class B shares of a Fund remain outstanding for a specified period of time, they will automatically convert to Class A shares of that Fund at the relative net asset values of each of the classes, and will thereafter be subject to the lower fee under the Class A Rule 12b-1 Plan (the Class B shares will convert into Class A shares, Class B1 shares will convert to Class A1 shares, and Class 529B shares will convert to Class 529A shares). Shares purchased through the reinvestment of distributions paid in respect of Class B shares will be treated as Class B shares for purposes of the payment of the distribution and service fees under the Rule 12b-1 Plan applicable to Class B shares. However, for purposes of conversion to Class A, all shares in a shareholder's account that were purchased through the reinvestment of distributions paid in respect of Class B shares (and which have not converted to Class A shares as provided above) will be held in a separate sub-account. Each time any Class B shares in the shareholder's account (other than those in the sub-account) convert to Class A, a portion of the Class B shares then in the sub-account will also convert to Class A. The portion will be determined by the ratio that the shareholder's Class B shares not acquired through distributions that are converting to Class A bears to the shareholder's total Class B shares not acquired through distributions.

              This conversion feature shall not apply to Class B shares of the MFS Research Bond Fund J.

         B.   Conversion of Other Classes

              Any other class of shares may provide that shares in that class (the "Purchase Class") will, after a period of time, automatically convert into another class of shares (the "Target Class") in accordance with the provisions of Rule 18f-3. Such a conversion feature would be described in the relevant Fund's prospectus.

         2.   Voluntary Conversions

         A.   Conversion into Class W shares

              Any class of shares of a Fund may be converted into Class W shares of that Fund (if available) at the election of the shareholder, provided that following the conversion the shareholder meets applicable eligibility requirements for Class W shares (as described in the Fund's prospectus). Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

         B.   Conversion from Class W shares

              Class W shares of a Fund may be converted into any other class of shares of the Fund at the election of the shareholder, provided that following the conversion the shareholder meets applicable eligibility requirements for the other share class (as described in the Fund's prospectus) and is entitled to receive services consistent with such other share class, if any. Any such conversion will occur at the respective net asset values of the two share classes, without the imposition of any sales load, fee or other charge.

         3.   General

              Any conversion of shares of one class to shares of another class would be subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of legal counsel to the effect that the conversion of these shares does not constitute a taxable event under federal tax law. Any such conversion may be suspended if such a ruling or opinion is no longer available. In the event such conversion does not occur, these shares would continue to be subject for an indefinite period to the higher distribution fees and, in some cases, higher shareholder servicing fees of the class.

F.       EXCHANGE FEATURES

         Each class of shares may have different exchange features applicable to the shares of that class. Currently, Class A shares and Class A1 shares of a Fund may be exchanged, either all or in part, at net asset value for Class A shares of another Fund. Class A shares of MFS Cash Reserve Fund may be exchanged for Class A shares of another Fund at net asset value plus that Fund's normal front-end load (except in certain situations described in MFS Cash Reserve Fund's prospectus). Class B shares and Class B1 shares may be exchanged, either all or in part, at net asset value for Class B shares of another Fund. Class C shares may be exchanged, either all or in part, at net asset value for Class C shares of another Fund. The same exchange privilege rules apply to the Class 529 share classes (e.g., Class 529A shares of one Fund may be exchanged for Class 529A shares of another Fund). Class I shares may be exchanged, either all or in part, at net asset value for Class I shares of another Fund available for purchase by the shareholder and for shares of the MFS Money Market Fund. Class R, Class R1, Class R2, Class R3, Class R4 and Class R5 shares may be exchanged, either all or in part, at net asset value for Class R, Class R1, Class R2, Class R3, Class R4 and Class R5 shares, respectively, of another Fund available for purchase by the shareholder and for shares of the MFS Money Market Fund to the extent provided in the Funds' prospectuses and statements of additional information. Class W shares may be exchanged, either all or in part, at net asset value for Class W shares of another Fund available for purchase by the shareholder and for shares of the MFS Money Market Fund. Class J shares of a Fund may be exchanged, either all or in part, at net asset value for Class J shares of another Fund. With respect to an exchange involving shares subject to a CDSC, the CDSC will be unaffected by the exchange and the holding period for purposes of calculating the CDSC will carry over to the acquired shares. Other exchange privileges and limitations may apply as described in the Funds' prospectuses and statements of additional information. Each exchange is subject to share availability and must involve shares having an aggregate minimum value as set forth in the Fund's prospectus. Shares of one class may not generally be exchanged for shares of any other class.

G.       PLAN DURATION

         This Plan shall continue in effect indefinitely unless terminated or amended as provided herein.

H.       TERMINATION AND AMENDMENT PROCEDURE

         This Plan may be terminated at any time with respect to a Fund by a vote of a majority of the Disinterested Trustees or by a vote of the holders of a "majority of the outstanding voting securities" of that Fund. No material amendment may be made to this Plan without the approval of a majority of the Trustees, including a majority of the Disinterested Trustees, after a finding that the Plan is in the best interests of: (i) each class of shares individually that is affected by the amendment; and (ii) each Fund as a whole that is affected by the amendment. This Plan may be amended without Trustee approval to make a change that is not material which includes, by way of example, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof.

I.       SCOPE OF TRUST'S OBLIGATIONS

         A copy of the Declaration of Trust of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. It is acknowledged that the obligations of or arising out of this Plan are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Plan is adopted by the Trust on behalf of one or more series of the Trust, it is further acknowledged that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Plan are binding solely upon the assets or property of the series on whose behalf the Trust has adopted this Plan. If the Trust has adopted this Plan on behalf of more than one series of the Trust, it is also acknowledged that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and no series shall be responsible for the obligations of another series. It is further acknowledged that the obligations and liabilities attributable to a particular class are binding solely upon the assets of that class.

J.       MISCELLANEOUS PROVISIONS

         As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" are used as defined in the 1940 Act, and in accordance with each Trust's Declaration of Trust. This Plan shall be administered and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and the Rules and Regulations promulgated thereunder. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

                                   EXHIBIT A

                              Dated: July 26, 2006

MFS(R) SERIES TRUST I:
MFS(R) Cash Reserve Fund
MFS(R) Core Equity Fund
MFS(R) Core Growth Fund
MFS(R) New Discovery Fund
MFS(R) Research International Fund
MFS(R) Strategic Growth Fund
MFS(R) Technology Fund
MFS(R) Value Fund

MFS(R) SERIES TRUST II:
MFS(R) Emerging Growth Fund

MFS SERIES TRUST III:
MFS(R) High Income Fund
MFS(R) High Yield Opportunities Fund
MFS(R) Municipal High Income Fund

MFS SERIES TRUST IV:
MFS(R) Municipal Bond Fund
MFS(R) Mid Cap Growth Fund

MFS SERIES TRUST V:
MFS(R) International New Discovery Fund
MFS(R) Research Fund
MFS(R) Total Return Fund

MFS SERIES TRUST VI:
MFS(R) Global Equity Fund
MFS(R) Global Total Return Fund
MFS(R) Utilities Fund

MFS SERIES TRUST VII:
MFS(R) Capital Opportunities Fund

MFS SERIES TRUST VIII:
MFS(R) Global Growth Fund
MFS(R) Strategic Income Fund

MFS SERIES TRUST IX:
MFS(R) Bond FunD
MFS(R) Inflation-Adjusted Bond Fund
MFS(R) Intermediate Investment Grade Bond Fund
MFS(R) Limited Maturity Fund
MFS(R) Municipal Limited Maturity Fund
MFS(R) Research Bond Fund
MFS(R) Research Bond Fund J

MFS SERIES TRUST X:
MFS(R) Aggressive Growth Allocation Fund
MFS(R) Conservative Allocation Fund
MFS(R) Emerging Markets Debt Fund
MFS(R) Emerging Markets Equity Fund
MFS(R) Floating Rate High Income Fund
MFS(R) Growth Allocation Fund
MFS(R) International Diversification Fund
MFS(R) International Growth Fund
MFS(R) International Value Fund
MFS(R) Moderate Allocation Fund
MFS(R) New Endeavor Fund
MFS(R) Strategic Value Fund

MFS SERIES TRUST XI:
MFS Mid Cap Value Fund
MFS(R) Union Standard Equity Fund

MFS SERIES TRUST XII:
MFS(R) Lifetime Retirement Income Fund
MFS(R) Lifetime 2010 Fund
MFS(R) Lifetime 2020 Fund
MFS(R) Lifetime 2030 Fund
MFS(R) Lifetime 2040 Fund
MFS(R) Sector Rotational Fund

MFS SERIES TRUST XIII:
MFS(R) Government Securities Fund
MFS(R) Diversified Income Fund

MFS MUNICIPAL SERIES TRUST:
MFS(R) Alabama Municipal Bond Fund
MFS(R) Arkansas Municipal Bond Fund
MFS(R) California Municipal Bond Fund
MFS(R) Florida Municipal Bond Fund
MFS(R) Georgia Municipal Bond Fund
MFS(R) Maryland Municipal Bond Fund
MFS(R) Massachusetts Municipal Bond Fund
MFS(R) Mississippi Municipal Bond Fund
MFS(R) Municipal Income Fund
MFS(R) New York Municipal Bond Fund
MFS(R) North Carolina Municipal Bond Fund
MFS(R) Pennsylvania Municipal Bond Fund
MFS(R) South Carolina Municipal Bond Fund
MFS(R) Tennessee Municipal Bond Fund
MFS(R) Virginia Municipal Bond Fund
MFS(R) West Virginia Municipal Bond Fund

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS(R) Growth Opportunities Fund

MFS(R) Government Limited Maturity Fund

                                                     EXHIBIT B

                                              ALLOCATION METHODOLOGY

------------------------------------------------------------------------------------------------------------------------------
                          DOMESTIC 1940 ACT FUNDS ACCRUAL AND ALLOCATION METHODS - MFS AND COMPASS
------------------------------------------------------------------------------------------------------------------------------
                                                                               CAPITAL
                                                                            GAIN/LOSS AND
                                                                              UNREALIZED
                                                EXPENSE         INCOME        APP. DEP.        CAP. GAIN          INCOME
                                DIVIDEND      ALLOCATION      ALLOCATION      ALLOCATION        DIVIDEND         DIVIDEND
         FUND TYPE             FREQUENCY        METHOD          METHOD          METHOD        ENTITLEMENT       ENTITLEMENT
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                             Relative Net    Relative Net    Relative Net        Shares
       Fixed Income              Daily          Assets          Assets          Assets        Outstanding     Settled Shares
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
 Equity and Balanced Funds      Periodic     Relative Net    Relative Net    Relative Net        Shares           Shares
                                                Assets          Assets          Assets        Outstanding       Outstanding
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                             Relative Net    Relative Net    Relative Net
    Money Market Funds           Daily          Assets          Assets          Assets       Settled Shares   Settled Shares
------------------------------------------------------------------------------------------------------------------------------